SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  |X|

Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement    |_| Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement

|_|   Definitive Additional Materials

|_|   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                    BOGEN COMMUNICATIONS INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

         |X|   No fee required.
         |_|   Fees computed on table below per Exchange Act Rules 14a-6(i)(4)
               and 0-11.
         (1)   Title of each class of securities to which transaction applies:

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         (2) Aggregate number of securities to which transaction applies:

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         (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4) Proposed maximum aggregate value of transaction:

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         (5) Total fee paid:

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         |_|   Fee paid previously with preliminary materials

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         |_|   Check box if any part of the fee is offset as provided by
               Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
         (1)   Amount previously paid:

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         (2) Form, schedule or registration statement no.:

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         (3)   Filing Party:

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         (4)   Date Filed:

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


                    BOGEN COMMUNICATIONS INTERNATIONAL, INC.
                                50 SPRING STREET
                            RAMSEY, NEW JERSEY 07446

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD APRIL 27, 1999

     The Annual Meeting of Stockholders of Bogen Communications International, Inc. ("Bogen" or the "Company") will be held at 570 Lexington Avenue, 11th Floor, New York, New York 10022 on Tuesday, the 27th day of April, 1999, at 9:30 a.m., Eastern Daylight Savings Time, for the following purposes:

          (1) to elect four Class I Directors to the Company's Board of Directors to hold office until the 2001 Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified;

          (2) to ratify the selection of KPMG Peat Marwick LLP, independent public accountants, as the auditors of the Company for the 1999 fiscal year; and

          (3) to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on March 22, 1999 as the record date for the determination of the stockholders of the Company entitled to notice of and to vote at the Annual Meeting of Stockholders. Each share of the Company's Common Stock is entitled to one vote on all matters presented at the Annual Meeting.

     ALL HOLDERS OF THE COMPANY'S COMMON STOCK, WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT, ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD ENCLOSED WITH THIS NOTICE.

                                              By Order of the Board of Directors



                                              YOAV M. COHEN
                                              Secretary
March 31, 1999

                    BOGEN COMMUNICATIONS INTERNATIONAL, INC.
                                50 SPRING STREET
                            RAMSEY, NEW JERSEY 07446

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD APRIL 27, 1999

                                  INTRODUCTION

     This Proxy Statement is being furnished to stockholders of record of Bogen Communications International, Inc. ("Bogen" or the "Company") as of March 22, 1999 (the "Record Date"), in connection with the solicitation by the Board of Directors of the Company (the "Board of Directors") of proxies for the 1999 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 570 Lexington Avenue, 11th Floor, New York, New York 10022, on Tuesday, April 27, 1999 at 9:30 a.m., Eastern Daylight Savings Time, or at any and all adjournments thereof, for the purposes stated in the Notice of Annual Meeting. The approximate date of mailing of this Proxy Statement, and the accompanying notice and form of proxy and the Company's Annual Report on Form 10-K, is March 31, 1999.

     The Board of Directors has fixed the close of business on March 22, 1999 as the Record Date for the determination of stockholders entitled to notice of this Annual Meeting, and only holders of record of the common stock, par value $.001 per share ("Common Stock"), of the Company on that date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 6,662,971 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on all matters presented at the Annual Meeting.

     The presence in person or by proxy of the holders of a majority of the shares of Common issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum at the meeting. Abstentions and broker non-votes will be counted to determine whether a quorum is present. Abstentions and broker non-votes are not counted in the election of Class I Directors. For all other items to be considered at the Annual Meeting, shares represented by proxies which are marked "abstain" will be counted as part of the total number of votes cast on such proposals, whereas broker non-votes will not be counted as part of the total number of votes cast on such proposals. Thus, abstentions will have the same effect as votes against any given proposal, whereas broker non-votes will have no effect in determining whether any given proposal has been approved by the stockholders.

     If the enclosed proxy is signed and returned, it may, nevertheless, be revoked at any time prior to the voting thereof at the pleasure of the stockholder signing it, either by delivering written notice of revocation to the Secretary of the Company, or by voting the shares covered thereby in person or by another proxy dated subsequent to the date thereof.

     Shares represented by duly executed proxies in the accompanying form will be voted in accordance with the instructions indicated on such proxies, and, if no such instructions are indicated thereon, will be voted in favor of the nominees for election as Class I Directors named below and for the other proposals referred to below.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

Information Concerning Nominees and Continuing Directors

     The Company's Restated Certificate of Incorporation, as amended, provides for the classification of directors into two classes, as nearly equal in number as possible, with approximately one-half of the directors to be elected annually for two-year terms. At the Annual Meeting, there will be four (4) persons elected as Class I Directors for terms expiring in 2001. All of the persons nominated for election as Class I Directors are presently serving as Directors of the Company.

     At each annual meeting subsequent to the Annual Meeting, one class of directors will be elected for a two-year term, with Class II Directors to be elected in 2000.

Nominees and Continuing Directors

     Set forth below is certain information with respect to each of the nominees for election to the Board of Directors as well as each of the other continuing directors, including name, age, the period during which such person has served as a director of the Company, such person's principal occupation and employment during the past five years and the percentage of the Company's Common Stock beneficially owned (as determined in accordance with Rule 13d-3 of the Exchange
Act) by such person as of February 22, 1999. It is the intention of the persons named in the accompanying form of proxy to vote for all of the nominees listed below.

     Each of the nominees listed below as a nominee has agreed to be named as a nominee for Class I Director in this Proxy Statement and has consented to serve as a director if elected. The Company expects all nominees to be willing and able to serve. The Board of Directors may designate a substitute nominee to replace any bona fide nominee who was nominated and who, for any reason, becomes unavailable for election as a Class I Director. If any of the nominees shall become unable to serve, the persons designated in the enclosed form of proxy will vote for the election of such other person or persons as the Board of Directors may recommend.

Nominees - Class I Directors

     Yoav Stern, age 45, has served as a director of the Company since 1995 and non-executive Co-Chairman of the Board of Directors since 1997 and is currently a member of the Executive and Compensation Committees of the Board of Directors. From March 1995 to August 1995, Mr. Stern served as Co-Chief Executive Officer and Co-President of the Company. Mr. Stern is a member of Helix Capital II, LLC and Helix Management II, LLC, merchant banking firms. Mr. Stern served as Co-Chairman and Chief Executive Officer of Kellstrom Industries, Inc, a publicly held distributor of jet engine parts ("Kellstrom"), from its inception in December 1993 until June 1995 and is currently the Chairman of the Board of Kellstrom. From January 1993 to September 1993, Mr. Stern was President and, from January 1992 until May 1995, a director of WordStar International, Inc. (now The Learning Company), which is engaged in research and development and worldwide marketing and distribution of software for business and consumer applications. Mr. Stern served in the Israeli Air Force as a fighter pilot, avionics systems officer, commander of Operational Training Unit and a Deputy Squadron Commander. Mr. Stern earned a Practical Engineering Diploma in advanced mechanics and automation from ORT Technological College, Israel in 1973, graduated from the Israel Air Force Academy in 1975 and received a B.S. in Mathematics and Computer Science from Tel Aviv University in 1985.

     Jeffrey E. Schwarz, age 40, has served as non-executive Co-Chairman of the Board of Directors of the Company since 1997 and is currently a member of the Executive and Compensation Committees of the Board of Directors. Since July 1, 1992, Mr. Schwarz has been the Chief Executive Officer of Metropolitan Capital Advisors, Inc. ("Metropolitan"), an investment advisory firm with $75 million dollars of assets under management. Mr. Schwarz serves as a director of two private companies that are affiliated with Metropolitan, KJ Advisors Inc. and MCIII, Inc., and is Chairman of the Board of EK Management Corp. ("EK Management"), the general partner of EK Associates, L.P. (also known as Ekco/Glaco Ltd), a limited partnership engaged in providing goods and services to the baking industry. Mr. Schwarz is a graduate of the Wharton School of the University of Pennsylvania, earning his B.S. in Economics in 1980 and his M.B.A. in 1981.

     Zivi R. Nedivi, age 40, has served as a director of the Company since 1997 and is currently a member of the Compensation and Audit Committees of the Board of Directors. Since June 22, 1995, Mr. Nedivi has been the President and Chief Executive Officer and a director of Kellstrom. Mr. Nedivi was the founder, President and Chief Executive Officer of Kellstrom's predecessor company, an indirect, wholly owned subsidiary of Rada Electronic Industries Ltd., from its establishment in 1990 until June 1995. Mr. Nedivi is a founder of Helix Management Company, LLC. A graduate of the Israel Air Force Academy, Mr. Nedivi served in the Israeli Air Force as an F-15 fighter pilot for seven years and held the rank of major.

     Kasimir Arciszewski, age 49, is the Co-Founder and Co-Managing Director of Speech Design GmbH ("Speech Design"), a wholly owned subsidiary of the Company, since 1983 and has served as a director of the Company since May 20, 1998. Mr. Arciszewski is responsible for Speech Design's strategic planning, sales and financial activities. From 1975 through 1982, Mr. Arciszewski was with the Giesecke & Devrient Group ("G&D"), an international market leader in central bank automation products. From 1979 through 1982, Mr. Arciszewski was responsible for marketing support of G&D's sales to major central banks in Europe. Mr. Arciszewski received his Bachelor of Science in Electronics Engineering in 1975 from the Chalmers University of Technology in Goteborg, Sweden.

Continuing Directors - Class II Directors

     Jonathan Guss, age 39, has been the Chief Executive Officer and a director of the Company since 1997 and is currently a member of the Executive Committee of the Board of Directors. Since May 1990, Mr. Guss has been a principal and President of Active Management Group, Inc. ("AMG"), a firm that provides turnaround management services. Since August 1992, Mr. Guss has been a principal and Chief Executive Officer of EK Management. Mr. Guss has been a director of Alliant Techsystems Inc., a leading developer of munitions, marine systems and electronic systems ("Alliant"), since August 1994. From September 1985 until May

1990, Mr. Guss was a consultant at Booz, Allen & Hamilton. Mr. Guss is a 1985 graduate of the Harvard Business School and a 1981 graduate of Reed College.

     Michael P. Fleischer, age 42, has been the President and a director of the Company since 1997 and serves as an alternate to Mr. Guss on the Executive Committee of the Board of Directors. Since August 1992, Mr. Fleischer has served as President and director of EK Management. From 1994 to 1995, Mr. Fleischer was a director of Alliant. Since May 1990, Mr. Fleischer has been a principal, the Chief Executive Officer and a director of AMG. Prior to 1990, Mr. Fleischer was a senior consultant with McKinsey & Co. He also served for four years as a Foreign Service Officer and was Staff Assistant to the Undersecretary of State of the United States. Mr. Fleischer is a 1985 graduate of the Harvard Business School and a 1978 graduate of Colgate University.

     David Jan Mitchell, age 37, has served as a director of the Company since 1995 and is currently the chairman of the Audit Committee of the Board of Directors. Since 1991, Mr. Mitchell has been President of Mitchell & Company, Ltd., a New York-based merchant banking company that he founded. Since March 1998, Mr. Mitchell has been the Chairman of Direct Furniture, Inc. and Empire Card MasterCard. Mr. Mitchell is also Chairman and President of North Atlantic Acquisitions Corporation, a publicly traded acquisition company, and immediate past president of Americash, LLC, a national network of automated teller machines in non-bank locations. From April 1988 to December 1990, Mr. Mitchell was a Managing Principal and a director of Rodman & Renshaw, Inc., a publicly held investment banking and brokerage firm. Mr. Mitchell serves as director of Kellstrom, and of several private companies, including, among others, Madah-Com, an Israeli-based technology company. During the last ten years, Mr. Mitchell has served as an officer and a director of several not-for-profit universities and foundations.

     Daniel A. Schwartz, age 31, has served as a director of the Company from 1997 and is currently a member of the Audit Committee of the Board of Directors. Since 1993, Mr. Schwartz has been a director of Research and Managing Director of York Capital Management, L.P. ("York Capital"), an investor limited partnership company and a partner of Dinan Management, LLC, the investment advisory firm to York Capital. From July 1990 to March 1993, Mr. Schwartz was an associate at Morgan Stanley & Co., Inc. spending two years in the Investment Banking Division and subsequently as a member of the Global Equity Department. Mr. Schwartz received a Master of Science in Engineering from Columbia University in 1990 and a Bachelor of Science from Yeshiva University in 1988.

Other Executive Officers

     Yoav M. Cohen, age 41, has been the Chief Financial Officer and Secretary of the Company since August 1996 and was named Senior Vice-President-Business Development and Finance of the Company on October 1, 1997. Prior to joining the Company, Mr. Cohen was Chief Financial Officer of Target Capital Group LLC ("Target"), Garden City, N.Y., and Managing Director of FEMI International Limited, a subsidiary of Target. From 1993 to 1994, Mr. Cohen was Corporate Vice President, Chief Financial Officer and Management Information Systems Director of Taro Pharmaceuticals Ltd. From 1990 to 1993, Mr. Cohen was Vice President and Controller of Global Investment Bank at Bankers Trust Company and from 1985 to 1990, Mr. Cohen was Assistant Vice President and Controller of CitiCorp/Citibank. Mr. Cohen received an M.B.A. in Economics and Finance from Baruch College in 1986 and a B.B.A. in Economics from Baruch College in 1983.

     Hans Meiler, age 51, is the Co-Founder and Co-Managing Director of Speech Design since 1983. Mr. Meiler is in charge of Speech Design's operations, including engineering, manufacturing and quality assurance. From 1978 through 1982, Mr. Meiler led an electronics development team at G&D. Mr. Meiler received an undergraduate degree in Electrical Engineering from Munich University in 1970.

                COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     During 1998, the Board of Directors held five meetings. Each member of the Board of Directors attended over 80% of the meetings of the Board of Directors held during 1998. The Board of Directors has an Executive Committee, an Audit Committee, and, as of January 9, 1998, a Compensation Committee. The Board of Directors does not have a standing nominating committee.

Executive Committee

     The Executive Committee of the Board of Directors was established in August 1995 and currently consists of Messrs. Stern, Schwarz and Guss (or Mr. Fleischer who serves as an alternate for Mr. Guss from time to time). The Executive Committee is authorized to act on all matters regarding the compensation of employees and directors of the Company, the finances of the Company and such other matters as the Board of Directors may determine from time to time. The Executive Committee held thirteen meetings during 1998. Each member of the Executive Committee attended each meeting of the Executive Committee held during 1998.

Audit Committee

     The Audit Committee of the Board was established in August 1995 and currently consists of Messrs. Mitchell, Nedivi and Schwartz, with Mr. Mitchell serving as the Chairman of such committee. The Audit Committee provides general financial oversight in financial reporting and the adequacy of the Company's internal controls through periodic meetings with the Company's management and its external auditors. The Audit Committee held three meetings during 1998. Each member of the Audit Committee attended each meeting of the Audit Committee held during 1998.

Compensation Committee

     The Compensation Committee of the Board of Directors was established on January 9, 1998 and currently consists of Messrs. Stern, Schwarz and Nedivi. The Compensation Committee administers the Company's Incentive Stock Option Plan and provides general oversight in all employee personnel matters through periodic meetings with management of the Company. The Compensation Committee held one meeting during 1998, and each member of the Compensation Committee attended that meeting.

                             EXECUTIVE COMPENSATION

     The following table sets forth the annual compensation of the Chief Executive Officer of the Company and the Company's other four most highly compensated executive officers for the fiscal years 1998, 1997 and 1996.

                           Summary Compensation Table

                                                                                                     Long-Term
                                                              Annual Compensation                  Compensation
                                                 --------------------------------------------      ------------
                                                                                                                       All
                                                                                                    Securities        Other
                                                                               Other Annual         Underlying       Compen-
    Name and Principal Position       Year       Salary($)      Bonus($)      Compensation($)         Options        sation
    ---------------------------       ----       ---------      --------      ---------------       ----------       -------
Jonathan Guss ..................        1998        200,000           --            *                   --              198(1)
Chief Executive Officer ........        1997         11,538           --            *                162,493           --
                                        1996           --             --            --                  --             --

Michael P. Fleischer ...........        1998        200,000           --            *                   --              306(2)
President ......................        1997         11,538           --            *                162,492           --
                                        1996           --             --            --                  --             --

Yoav M. Cohen ..................        1998        129,692         36,667          *                   --            7,917(3)
Senior Vice President - Business        1997        116,139         40,069          *                150,000          6,328(4)
Development and Finance, Chief .        1996         44,000         13,000          *                   --            2,462(5)
Financial Officer

Kasimir Arciszewski(6) .........        1998        101,198        167,149          *                100,000           --
Co-Managing Director of Speech .        1997        127,805        114,334          *                   --             --
Design .........................        1996        119,682        128,791          *                   --             --

Hans Meiler(6) .................        1998        101,198        167,149          *                100,000           --
Co-Managing Director of Speech .        1997        127,805        114,334          *                   --             --
Design .........................        1996        119,682        128,791          *                   --             --


* The named executive officer did not receive perquisites or other personal benefits, securities, or property having an aggregate value of greater than the lower of $50,000 or 10% of the total salary and bonus reported for such executive officer.

(1) Includes term life insurance premiums paid by the Company on behalf of Mr. Guss in the amount of $198.

(2) Includes term life insurance premiums paid by the Company on behalf of Mr. Fleischer in the amount of $306.

(3) Includes a 401(k) matching contribution made by the Company of behalf of Mr. Cohen in the amount of $5,093 and term life insurance premiums paid by the Company on behalf of Mr. Cohen in the amount of $2,824.

(4) Includes a 401(k) matching contribution made by the Company of behalf of Mr. Cohen in the amount of $3,572 and term life insurance premiums paid by the Company on behalf of Mr. Cohen in the amount of $2,756.

(5) Includes disability and/or term life insurance premiums paid by the Company on behalf of Mr. Cohen in the amount of $2,462.

(6) Payments to Messrs. Arciszewski and Meiler were made in Deutsche Marks and, for purposes of this table, were converted into U.S. dollars based upon the respective average exchange rates for the month in which any such payment was made.

     The following table sets forth certain information on grants of stock options in 1998 pursuant to the Company's Incentive Stock Option Plan to the officers named in the Summary Compensation Table. No stock appreciation rights were granted in 1998.

                             Option/SAR Grant Table

     Shown below is information with respect to the exercise of options to purchase Common Stock exercised by the officers named in the Summary Compensation Table and unexercised options held by such person at December 31, 1998.

                  Option/SAR Exercises and Year-End Value Table


                                                  Individual Grants
                                                  -----------------                                       Potential Realizable
                                    Number of                                                               Value at Assumed
                                   Securities                                                                    Annual
                                   Underlying        % of Total                                            Rates of Stock Price
                                     Options       Options Granted     Exercise or                          Appreciation for
                                     Granted       to Employees in      Base Price       Expiration            Option Term
             Name                  (#)(1,2,3)        Fiscal Year          ($/Sh)            Date           5%              10%
             ----                  ----------        -----------          ------            ----           --              ---
Kasimir Arciszewski (4)              100,000              o               $8.50           5/20/08       $534,560       $1,354,681
Hans Meiler (4)                      100,000              o               $8.50           5/20/08       $534,560       $1,354,681


(1) The options granted were granted "at market" or higher on the date of grant. The options vest on the schedule set forth in the notes below.

(2) Under the terms of the Company's Incentive Stock Option Plan, the Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding options.

(3) The options were granted for a term of 10 years, subject to earlier termination upon the termination of employment.

(4) The options granted to Messrs. Arciszewski and Meiler vest in equal annual installments on the first five anniversary dates of the of the issuance of the options.

                  Option/SAR Exercises and Year-End Value Table

                                         Number of
                                         Securities      Value of Unexercised
                                         Underlying          In-the-Money
                                        Unexercised        Options/SARs at
                                      Options/SARs at         FY-End(a)
                                         FY-/End(#)              (s)
                                        Exercisable/         Exercisable/
        Name                           Unexerciseable       Unexercisable
        ----                          ---------------    --------------------
Jonathan Guss                            0/162,493            0/$365,609

Michael P. Fleischer                     0/162,493            0/$365,609

Yoav M. Cohen                          50,000/100,000     $100,000/$212,500

Kasimir Arciszewski                       0/100,000               0/0

Hans Meiler                               0/100,000               0/0


     None of the named executive officers exercised any stock options during 1998.

     The Company does not offer its employees any long-term incentive plans, other than stock options, nor does it provide any defined benefit or actuarial plans.

Compensation of Directors

     During 1998, the Company did not provide cash or other compensation to its directors for serving as directors of the Company and has no outstanding arrangements for such compensation.

Employment Contracts

     On November 26, 1997, the Company entered into a three-year employment agreement with Mr. Jonathan Guss setting forth the terms and provisions of his employment as Chief Executive Officer of the Company. Mr. Guss' base salary currently is $200,000 per annum and is subject to annual increases in the sole discretion of the Board of Directors. Pursuant to the agreement, Mr. Guss was granted a ten-year option to acquire 162,493 shares of Common Stock. Commencing on June 1, 1999 and ending on September 1, 2000, this option vests in equal quarterly installments of 23,000 shares of Common Stock, on each March 1, June 1, September 1 and December 1. The remaining portion of this option vests on the conclusion of the term of the employment agreement. Any unvested portion of the option vests immediately upon a Change of Control (as defined in the agreement). Upon an involuntary termination of Mr. Guss, the unvested portion of the option shall vest, but not with respect to more than 47,990 shares of Common Stock. If Mr. Guss is terminated by the Company, other than in the event of his death or disability or for cause, he is entitled to receive a severance payment equal to four months salary if the termination occurs during the first year of the term, six months salary if the termination occurs during the second year of the term, and the balance of the base salary payable to him pursuant to the agreement, but in no event more than eight months salary, if the termination occurs during the last year of the term. Pursuant to the agreement, Mr. Guss is entitled to participate in any employee benefit programs which may be available to the other executives of the Company. In addition, the Company has agreed to establish a deferred compensation program for Mr. Guss and in 1999 made $20,000 relocation payment in connection with his relocation to the Ramsey, New Jersey area in 1998. As part of his employment agreement, Mr. Guss agreed to a non-competition agreement extending for two years following the termination of the employment agreement.

     On November 26, 1997, the Company entered into a three-year employment agreement with Mr. Michael P. Fleischer setting forth the terms and provisions of his employment as President of the Company. Mr. Fleischer's base salary currently is $200,000 per annum and is subject to annual increases in the sole discretion of the Board of Directors. Pursuant to the agreement, Mr. Fleischer was granted a ten-year option to acquire 162,492 shares of Common Stock. Commencing on June 1, 1999 and ending on September 1, 2000, this option vests in equal quarterly installments of 23,000 shares of Common Stock, on each March 1, June 1, September 1 and December 1. The remaining portion of this option vests on the conclusion of the term of the employment agreement. Any unvested portion of the option vests immediately upon a Change of Control (as defined in the agreement). Upon an involuntary termination of Mr. Fleischer, the unvested portion of the option shall vest, but not with respect to more than 47,990 shares of Common Stock. If Mr. Fleischer is terminated by the Company, other than in the event of his death or disability or for cause, he is entitled to receive a severance payment equal to four months salary if the termination occurs during the first year of the term, six months salary if the termination occurs during the second year of the term, and the balance of the base salary payable to him pursuant to the agreement, but in no event more than eight months salary, if the termination occurs during the last year of the term. Pursuant to the agreement, Mr. Fleischer is entitled to participate in any employee benefit programs which may be available to the other executives of the Company. In addition, the Company has agreed to establish a deferred compensation program for Mr. Fleischer. As part of his employment agreement, Mr. Fleischer agreed to a non-competition agreement extending for two years following the termination of the employment agreement.

     The Company also has a written agreement with Mr. Yoav M. Cohen, dated August 1, 1996, as amended as of December 5, 1997, setting forth the terms and provisions of his employment as Chief Financial Officer of the Company and, effective October 1, 1997, as Senior Vice-President - Business Development and Finance. Mr. Cohen's annual base salary of $120,000 in fiscal 1997, was increased to $130,000 for 1998 and $135,850 for 1999. Pursuant to the agreement, in 1996, the Company granted Mr. Cohen a stock option, in accordance with the terms and provisions of the Company's Incentive Stock Option Plan, to purchase 50,000 shares of the Common Stock at $5.50 per share. As of November 26, 1997, the Board of Directors authorized an amendment to that option so that it would vest over four years, rather than over five years, commencing August 1, 1997 and granted Mr. Cohen an additional option under the Company's Incentive Stock Option Plan to purchase 100,000 shares of Common Stock at $5.00 per share, which option shall vest in four equal annual installments, commencing November 26, 1998. In the event that Mr. Cohen is terminated without cause, he is entitled to a severance package pursuant to which he would continue to receive his base salary and related benefits for six months. In September 1998, the Company adopted the Bogen Communications International, Inc. Annual Bonus Plan (the "Bonus Plan"), which supercedes any prior agreements between the Company and its employees regarding bonuses. Pursuant to the Bonus Plan, Mr. Cohen's target bonus for each year is equal to 31% of his base salary. The actual bonus payable to Mr. Cohen will be based upon the performance of the Company.

     In connection with the Company's acquisition of the 33% interest in Speech Design it did not previously own, each of Messrs. Arciszewski and Meiler entered into a management agreement with Speech Design with a three-year term commencing on July 1, 1998. Pursuant to each management agreement, each of Messrs. Arciszewski and Meiler will continue to serve as co-managing director of Speech Design with a base annual salary of DM 120,000. At least three months prior to the end of each calendar year, the base salary payable pursuant to the management agreements is subject to upward adjustment upon the mutual agreement of the parties. In addition, each of Messrs. Arciszewski and Meiler are guaranteed a bonus of DM 54,000 for 1998. Bonuses payable in 1999 and subsequent years will be based upon a formula negotiated at the beginning of each year. Each of Messrs. Arciszewski and Meiler has agreed not to compete with Speech Design during the term of each management agreement and for three years thereafter. In consideration for the non-compete agreement, for three years following the termination of the respective management agreements, each of Messrs. Arciszewski and Meiler is entitled to an additional payment equal to 50% of his average base salary in the last twelve months prior to the termination of his management agreement.

Compensation Committee Interlocks and Insider Participation

     During 1998, the Compensation Committee of the Board of Directors participated with the Board of Directors in administering the Company's Stock Option Plan and in providing general oversight in all employee personnel matters. The Compensation Committee of the Board of Directors consists of Messrs. Yoav Stern, Jeffrey Schwarz and Zivi R. Nedivi. Mr. David Jan Mitchell served on the Compensation Committee until April 22, 1998, at which time he was succeeded by Mr. Nedivi. None of the members of the Compensation Committee is an officer or employee of the Company.

Compensation Committee Report on Executive Compensation

Overview and Philosophy

     Until the Compensation Committee was established on January 9, 1998, the full Board of Directors or the Executive Committee was responsible for, among other things, developing and making recommendations with respect to the Company's executive compensation policies.

     The Company's executive compensation program is based on guiding principles designed to align executive compensation with the values and objectives, business strategy, management initiatives, and the business and financial performance of the Company. In applying these principles the Board of Directors and the Compensation Committee have focused on establishing criteria designed to:

     o Reward executive for enhancing stockholder value.

     o Attract and retain key executives critical to the long-term success of the Company and each of its business groups.

     o Integrate compensation programs with both the Company's annual and long-term strategic planning and measuring processes.

     o Support a performance-oriented environment that rewards achievement with respect to the Company's goals and also as compared to others in the industry.

     In making compensation decisions, the Board of Directors and the Compensation Committee focused on the individual contributions of executive officers to the Company's strategic goals, and used their discretion to set executive compensation where, in their judgment, external, internal or an individual's circumstances warrant it.

Executive Officers Compensation

     The Company's executive officers compensation has been comprised of base salary, bonus, long-term incentive compensation in the form of stock options and various benefits, including medical and pension plans generally available to employees of the Company.

     Base Salary, Options and Bonus. Base salary levels for the Company's executive officers are competitively set relative to companies in the electronics industries and other comparable companies. In determining salaries, the Board of Directors and the Compensation Committee also have taken into account individual experience and performance and specific issues particular to the Company. Historically, the Board of Directors and the Compensation Committee have set base salary for executive officers at the median to low end of the range at which comparable companies compensate their executive officers and a significant portion of compensation for executive officers of the Company has been in the form of discretionary bonuses and stock options as these types of compensation awards provide a better incentive to executive officers to achieve long-term value for the Company and its stockholders. With the employment of Messrs. Guss and Fleischer, the Board of Directors provided for a high base salary level and no guaranteed bonus and also provided that a significant portion of the compensation of Messrs. Guss and Fleischer will be in the form of stock options. The Compensation Committee believes they have achieved a proper balance between providing enough immediate cash compensation to retain and attract top quality managers and providing long term incentives, to promote long-term growth for the Company's stockholders.

     Benefits. The Company provides medical and pension benefits to its executive officers that are generally available to the Company's employees. The Compensation Committee does not consider benefits and perquisites to be a significant portion of the Company's executive officer compensation.

     Section 162(m) of the Internal Revenue Code. In general, Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the ability of public corporations to deduct remuneration in excess of certain thresholds paid to certain executive officers. The Compensation Committee continuously monitors and reviews the compensation of the Company's highest paid executive officers to ensure that the Company's deduction for remuneration is not subject to the limitations imposed by Section 162(m) of the Code. For example, remuneration to executive officers in the form of stock options is intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code and, thus, would not be subject to deduction limitations imposed thereunder.

Chief Executive Officer and President Compensation

     The Compensation Committee believes that Messrs. Guss' and Fleischer's total compensation package is reasonable in light of the demands which were, and will continue to be, placed on them during the coming years. In addition, this compensation level reflects the Compensation Committee's confidence in Messrs. Guss and Fleischer and the Company's desire to attract and retain their talents, as the Chief Executive Officer and President of the Company.

The foregoing report has been furnished by the Compensation Committee of the Board of Directors.

                                         Members of the Compensation Committee:

                                         Yoav Stern
                                         Jeffrey Schwarz
                                         Zivi R. Nedivi

                          Performance Comparison Graph

The following graph compares the cumulative total stockholder return on the Company's Common Stock since October 5, 1995 (the first day of trading in the Company's Common Stock on the American Stock Exchange) with the cumulative return on the S&P Smallcap 600 Index and the S&P Telephone Index over the same period (assuming the investment of $100 in the Company's Common Stock, the S&P Smallcap 600 Index and the S&P Telephone Index on October 5, 1995, and reinvestment of all dividends). On August 5, 1998, the Company's Common Stock commenced trading on the NASDAQ National Market System under the symbol "BOGN". The cumulative total of stockholder return represents the value that such investments would have had on December 31, 1998.

                               [GRAPHIC OMMITTED]

            The printed version contains a line graph which depicts
                           the following plot points:


                   Bogen                  Smallcap 600            S&P Telephone
                   -----                  ------------            -------------
 Aug-95             100                        100                       100
 Sep-95             100                        102                       106
 Dec-95              57                        103                       119
 Mar-96              67                        108                       109
 Jun-96              77                        114                       114
 Sep-96              79                        117                       103
 Dec-96              67                        123                       115
 Mar-97              64                        116                       116
 Jun-97              84                        137                       130
 Sep-97              95                        159                       132
 Dec-97             128                        154                       155
 Mar-98             148                        171                       182
 Jun-98             142                        163                       169
 Sep-98             105                        129                       181
 Dec-98             135                        151                       222



Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership of the Company's securities with the Securities and Exchange Commission and any national securities exchange on which the Common Stock is traded. Executive officers and directors and greater than ten percent stockholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to the Company, or written representations from certain persons, the Company believes that during the fiscal year ended December 31, 1998, no directors, officers or beneficial owners of more than 10% the Company's Common Stock failed to file on a timely basis, reports required by Section 16(a) of the Securities Exchange Act of 1934 other than Mr. Schwarz, who filed two Forms 4 - Statement of Changes of Beneficial Ownership in an untimely manner, and Highbridge Capital Corporation which filed one Form 4 - Statement of Changes of Beneficial Ownership in an untimely manner.

Security Ownership of Directors, Executive Officers and Certain Beneficial
Owners

     The following table sets forth certain information regarding beneficial ownership (as determined in accordance with Rule 13d-3 promulgated under the Exchange Act) of the Common Stock as of February 22, 1999, for (a) directors and executive officers of the Company, (b) all directors and executive officers of the Company, as a group, and (c) certain persons known to the Company to be the beneficial owners of more than five percent of the Common Stock of the Company. Except as otherwise noted, each person listed below has sole voting and dispositive power with respect to the shares of Common Stock listed next to such person's name.


                                                       Number of Shares
                                                        of Common Stock                   Percent of
             Name                                    Beneficially Owned (1)              Common Stock
             ----                                    ----------------------              ------------
Jonathan Guss                                             266,795(2)                        3.9%
Michael P. Fleischer                                      266,962(3)                        3.9%
Yoav M. Cohen                                              51,887(4)                          *
Kasimir Arciszewski                                       274,800(5)                        4.1%
Hans Meiler                                               183,200(6)                        4.1%
David Jan Mitchell                                        113,668(7)                        1.7%
Zivi R. Nedivi                                            131,250(8)                        2.0%
Daniel A. Schwartz                                            --                              *
Jeffrey E. Schwarz                                      1,115,589(9)                       16.8%
Yoav Stern                                                162,916(10)                       2.4%
Dinan Management, L.L.C.                                1,090,643(11)                      16.4%
  350 Park Avenue, 25th Floor
  New York, New York 10022
Highbridge Capital Corporation                            725,473(12)                      10.9%
  The Anchorage Centre, 2nd Floor
  Harbour Drive, George Town
  Grand Cayman, Cayman Islands
  British West Indies
All Directors and Executive Officers                    2,171,634(13)                      31.1%
as a group (10 persons)


* Less than 1%.

         (1) For purposes of this table, a person or group of persons is deemed to be the "beneficial owner" of any shares that such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security that such person or persons has the right to acquire within 60 days is deemed to be outstanding, but is not deemed to be outstanding for purpose of computing the percentage ownership of any other person.

         (2) Includes 3,500 shares of Common Stock held directly by Mr. Guss and all 73,295 shares held by D&S Capital, LLC and all 190,000 shares of Common Stock issuable to D&S Capital, LLC upon the exercise of warrants which are currently exercisable. Mr. Guss owns a 50% equity interest in D&S Capital, LLC.

         (3) Includes 3,667 shares of Common Stock held directly by Mr. Fleischer and all 73,295 shares held by D&S Capital, LLC and all 190,000 shares of Common Stock issuable to D&S Capital, LLC upon the exercise of warrants which are currently exercisable. Mr. Fleischer owns a 50% equity interest in D&S Capital, LLC.

         (4) Includes 1,000 shares owned directly by Mr. Cohen's spouse and also includes 50,000 shares of Common Stock subject to currently exercisable options and 887 shares of Common Stock held in Mr. Cohen's 401(k) account, 734 of which are fully vested. Mr. Cohen disclaims beneficial ownership of the shares held by his spouse.

         (5) Includes 274,800 restricted shares of Common Stock granted to Mr. Arciszewski in connection with the Company's acquisition of the remaining interest in Speech Design it did not previously own. See "Certain Relationships and Related Transactions".

         (6) Includes 183,200 restricted shares of Common Stock granted to Mr. Meiler in connection with the Company's acquisition of the remaining interest in Speech Design it did not previously own. See "Certain Relationships and Related Transactions".

         (7) Includes 106,668 shares of Common Stock held directly by Mr. Mitchell and 7,000 shares of Common Stock subject to currently exercisable options.

         (8) Includes all 131,250 shares of Common Stock held by Helix Capital II, LLC. Mr. Nedivi has a direct 44.5% interest in Helix Capital II, LLC and another 0.5% interest in Helix Capital II, LLC through its managing member.

         (9) Includes 954,258 shares of Common Stock which Mr. Schwarz may be deemed to beneficially own as a result of being a director, executive officer and controlling stockholder of (i) Metropolitan Capital Advisors, Inc., the general partner Metropolitan Capital Advisors, L.P. the general partner of Bedford Falls Investors, L.P. ("Bedford Falls"), the holder of 825,043 shares of Common Stock, and (ii) Metropolitan Capital III, Inc., the general partner of Metropolitan Capital Advisors III, L.P., which serves as the investment advisor for Metropolitan Capital Advisors International Ltd. ("Metropolitan International"), which holds 90,000 shares of Common Stock. Also includes 147,056 shares held by BGN Investors, LLC ("BGN"). Mr. Schwarz serves as the managing member of BGN. Mr. Schwarz disclaims beneficial ownership of the shares beneficially owned by Bedford Falls, Metropolitan International, the managed account and BGN, other than through his positions with the entities listed above. Also includes 15,000 shares of Common Stock held by two trusts established for certain of Mr. Schwarz's family members. Mr. Schwarz disclaims beneficial ownership of the shares held by the trusts. Also includes 38,490 shares of Common Stock held directly by Mr. Schwarz.

         (10) Includes all 131,250 shares of Common Stock held by Helix Capital II, LLC and 31,666 shares of Common Stock held by a separate property trust established by Mr. Stern. Mr. Stern has a direct 44.5% interest in Helix Capital II, LLC and another 0.5% interest in Helix Capital II, LLC through its managing member.

         (11) Includes 344,015 shares of Common Stock held directly by York Capital Management, L.P. ("York Capital"), 44,116 shares of Common Stock held directly by York Select, L.P. ("York Select"), and 592,612 shares of Common Stock held by York Investment Limited ("York Investment"). Also includes 89,900 shares held by accounts managed by an affiliate of Dinan Management, L.L.C. ("Dinan Management"). James G. Dinan is the Senior Managing Director, Member and holder of 99% of the equity interests in Dinan Management, the general partner of York Capital and York Select and the Sub-manager for York Investment. Mr. Dinan and Dinan Management disclaim beneficial ownership of the shares held by York Capital, York Select and York Investment and the other accounts managed by Dinan Management and its affiliates. Also includes 16,000 shares of Common Stock held by a charitable foundation established by Mr. Dinan and 4,000 shares held by trusts established by Mr. Dinan for certain of his family members. Mr. Dinan disclaims beneficial ownership of the shares held by the foundation and the trusts.

         (12) Includes 725,473 shares of Common Stock held by Highbridge Capital Corporation. Highbridge Capital Management, LLC serves as the trading manager for Highbridge Capital Corporation and, as a result, may be deemed to beneficially own the shares of Common Stock held by Highbridge Capital Corporation.

         (13) For purposes of calculating the shares of Common Stock held by all directors and executive officers of the Company as group, shares of Common Stock held by, or issuable within 60 days to, each of D&S Capital, L.L.C. and Helix Capital II, L.L.C. were only counted once, even though beneficial ownership of such shares may have been reported by more than one member of the group.

     Certain Relationships and Related Transactions

     On May 20, 1998, the Company consummated the acquisition (the "Speech Design Acquisition") of the remaining 33% interest in Speech Design not previously owned by the Company, held by the founders and co-managing directors of Speech Design, Messrs. Arciszewski and Meiler. Pursuant to the Share Transfer Agreement, dated May 20, 1998, by and among the Company and Messrs. Arciszewski and Meiler, the aggregate consideration paid by the Company for the 33% equity interest approximated $8 million before acquisition costs, consisting of DM 7,570,000 (approximately U.S. $4.3 million) in cash and 458,000 restricted shares of the Company's Common Stock. The sellers obtained certain registration rights with respect to such restricted shares.

     In connection with the Speech Design Acquisition, Messrs. Arciszewski and Meiler entered into the Management Agreements described above under the heading "Employment Contracts". In addition, each of Messrs. Arciszewski and Meiler were issued an option, dated June 1, 1998, to purchase 100,000 shares of Common Stock, which options have an exercise price of $8.50 per share and vest in equal annual installments on the first five anniversary dates of the date of the issuance of the options.

     Pursuant to the Mergers & Acquisition Engagement Agreement, dated August, 1997, as amended on November 29, 1997, and the Amended and Restated Mergers & Acquisition Engagement Agreement, effective as of October 1, 1998, between the Company and Helix Capital Services, Inc. ("Helix Services"), the Company paid Helix Services approximately $374,000 in 1998, including an aggregate of $210,000 in monthly retainer fees and $164,000 for services rendered in connection with the Speech Design acquisition. Pursuant to the Amended and Restated Mergers & Acquisition Agreement, Helix Services acts as the principal financial advisor and, subject to certain exceptions, the exclusive mergers and acquisition advisor for the Company and all of its domestic subsidiaries. In exchange for such services, the Company currently pays Helix Services a $10,000 monthly retainer fee (prior to October 1, 1998, the monthly retainer fee was $20,000) and, in the event the Company consummates a financing or other extraordinary corporate transaction, an additional fee equal to a minimum of 2% of the acquisition price, subject to reduction in certain circumstances.

     Effective as of October 1, 1998, Speech Design entered into a Mergers & Acquisition Engagement Agreement with Helix Services pursuant to which Helix Services acts as the principal financial advisor and, subject to certain exceptions, the exclusive mergers and acquisition advisor for Speech Design. In exchange for such services, the Company pays Helix Services a $10,000 monthly retainer fee and, in the event the Company consummates a financing or other extraordinary corporate transaction, an additional fee equal to a minimum 2% of the acquisition price, subject to reduction in certain circumstances. During 1998, Speech Design paid Helix Services an aggregate of $30,000 in monthly retainer fees.

     Messrs. Yoav Stern and Zivi R. Nedivi, directors of the Company, are principals of Helix.

                                   PROPOSAL 2

                     RATIFICATION OF APPOINTMENT OF AUDITORS

     On December 12, 1997, the Company retained KPMG Peat Marwick LLP ("KPMG") to serve as its independent accountant for the fiscal year ending December 31, 1997. KPMG replaced Coopers & Lybrand L.L.P. ("Coopers & Lybrand") who was dismissed on December 12, 1997.

     The dismissal of Coopers & Lybrand was approved by the Board of Directors. Coopers & Lybrand's report on the financial statements of the Company for the fiscal years ended December 31, 1996 and 1995 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audit of the Company's financial statements for the years ended December 31, 1996 and 1995, and through the subsequent interim period through December 12, 1997 (the date of dismissal), there had not been any disagreement with Coopers & Lybrand on any matter of accounting principle or practice, financial statement disclosure, or audit scope or procedure, which disagreement, if not resolved to the satisfaction of Coopers & Lybrand, would have caused it to make reference to the subject matter of the disagreement in connection with its report. In addition, there has not been a reportable event as described in paragraph
(a)(1)(v) of Item 304 of Regulation S-K, promulgated under the Securities Act of 1934, as amended.

     The Board of Directors will appoint the firm of KPMG Peat Marwick ("KPMG"), independent public accountants, as the auditors of the Company for the 1999 fiscal year, subject to the ratification of such appointment by the stockholders at the Annual Meeting.

     If the foregoing appointment of KPMG is not ratified by the stockholders, the Board of Directors will appoint other independent accountants whose appointment for any period subsequent to the next Annual Meeting of Stockholders will be subject to the approval of stockholders at that meeting. A representative of KPMG is expected to be present at the Annual Meeting and will have an opportunity to make a statement should the representative so desire and to respond to appropriate questions.

     Ratification of the selection of KPMG as independent public accountants will require the affirmative vote of holders of a majority of the shares of the Common Stock present in person or represented by proxy at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF KPMG.

                                     GENERAL

Other Matters

     The Board of Directors does not know of any matters that are to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Annual Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 is being mailed to stockholders together with this Proxy Statement.

Solicitation of Proxies

     The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. In addition to solicitation of proxies by mail, directors, officers and employees of the Company (who will receive no additional compensation therefore) may solicit the return of proxies by telephone, or personal interview. Arrangements have also been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

     Each holder of the Company's Common Stock who does not expect to be present at the Annual Meeting or who plans to attend but who does not wish to vote in person is urged to fill in, date and sign the proxy and return it promptly in the enclosed return envelope.

Stockholder Proposals

     If any stockholder of the Company intends to present a proposal for consideration at the next Annual Meeting of Stockholders and desires to have such proposal included in the proxy statement and form of proxy distributed by the Board of Directors with respect to such meeting, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, such proposal must be received at the Company's principal executive offices, 50 Spring Street, Ramsey, New Jersey 07446, Attention: Yoav M. Cohen, not later than December 2, 1999. If a stockholder wishes to present a matter at the next Annual Meeting of Stockholders that is outside of the processes of Rule 14a-8, notice must be received at the Company's executive offices not later than February 16, 2000. After that date, the proposal will be considered untimely and the Company's proxies will have discretionary voting authority with respect to such matter.

                                             By Order of the Board of Directors


                                             YOAV M. COHEN
                                             Secretary

                                   PROXY CARD
                    BOGEN COMMUNICATIONS INTERNATIONAL, INC.

This proxy is solicited on behalf of the Board of Directors of BOGEN COMMUNICATIONS INTERNATIONAL, INC. for the Annual Meeting of Stockholders to be held on Tuesday, April 27, 1999. The Board of Directors recommends a vote "FOR" the following proposals:

1. Election of Directors:
Yoav Stern, Jeffrey Schwarz, Zivi R. Nedivi and Kasimir Arciszewski

INSTRUCTION: To withhold authority to vote for any nominee(s), write that nominee's name in the space provided:

 [ ]    FOR all of the nominees                    [ ]     WITHHOLD for all
                                                           nominees

     2. Ratification of appointment of KPMG Peat Markwick LLP as auditors for the fiscal year ending December 31, 1999:

 [ ] FOR                        [ ] AGAINST                         [ ] ABSTAIN

(See reverse side)

The undersigned hereby appoints Yoav M. Cohen and Alan Pearl, and each of them, proxies, with full power of substitution, to vote all shares of Common Stock of Bogen Communications International, Inc. That the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 27, 1999, and at any adjournment thereof, upon all subjects that may properly come before the meeting. IF SPECIFIC DIRECTIONS ARE NOT GIVEN WITH RESPECT TO THE PROPOSALS OR ANY OTHER MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING AND THIS PROXY CARD IS SIGNED AND RETURNED, THE PROXIES WILL VOTE IN ACCORDANCE WITH THE BOARD'S RECOMMENDATION (I.E., FOR THE PROPOSALS) AND ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

                                           Please date and sign exactly as your
                                           name or names appear on this proxy
                                           card. If the shares are held jointly,
                                           each Stockholder should sign. If
                                           signing as an executor, trustee,
                                           administrator, custodian, guardian,
                                           corporate officer, or pursuant to a
                                           power of attorney, please indicate
                                           below.

                                           Dated: ____________________________

                                           By: _______________________________

|_| Check this box if you have either a change of address or comments, and please note the same on this proxy card.